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                                                                   Exhibit 23(a)


             Consent of Independent Certified Public Accountants

Board of Directors
The Travelers Insurance Company:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/KPMG LLP

Hartford, Connecticut
March 29, 2001